Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

NON-PLAN

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into this _____ day of April, 2020 by and between Brownie’s Marine Group, Inc., a Florida corporation (the “Company”) and ___________________, an individual (the “Grantee”).

WHEREAS, the Grantee is an employee of the Company.

WHEREAS, the Company is desirous of granting the Grantee shares of its common stock as additional compensation for his services to the Company.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Grant of Restricted Stock.

(a) Upon the terms and conditions set forth in this Agreement, the Company hereby grants (the “Award”) to the Grantee as additional compensation for his services to the Company __________ (_______) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), vesting immediately.

(b) The Award is made as additional consideration for the services rendered by the Grantee to the Company in the ordinary course of his employment with the Company, as a bonus, and without the payment of any consideration other than the Grantee’s services to the Company. The Award is made and granted as a stand-alone award, separate and apart from, and outside of, any stock option or equity compensation plan of the Company. The Award shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee.

(c) The shares of Common Stock constituting the Award shall be fully paid and nonassessable. The Company may issue a stock certificate or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. The certificate representing the shares of Common Stock constituting an award shall bear the following or substantially similar restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO BROWNIE’S MARINE GROUP, INC. THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.”

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2. Representations and Warranties of the Grantee. The Grantee hereby represents and warrants to the Company as follows:

(a) The Grantee is acquiring the shares of Common Stock for his own account with the present intention of holding such securities for purposes of investment, and that he has no intention of distributing such shares of Common Stock or selling, transferring or otherwise disposing of such shares of Common Stock in a public distribution, in any of such instances, in violation of the federal securities laws of the United States of America. The Grantee understands that (i) the shares of Common Stock are “restricted securities,” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (ii) such shares of Common Stock have not been registered under the Securities Act; (iii) the Shares of Common Stock may not be distributed, re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act; and (iv) the Company is under no obligation to register the sale, transfer or other disposition of the shares of Common Stock under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(b) The Grantee is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of this Agreement or the Award, and the Grantee has relied on the advice of, or has consulted with, his own accountants, attorneys, and advisors.

(c) The Company has advised the Grantee to seek the Grantee’s own tax and financial advice with regard to the federal and state tax considerations resulting from the Grantee’s receipt of the Award. The Grantee understands that the Company will report to appropriate taxing authorities the payment to the Grantee of compensation income resulting from the Award. The Grantee understands that he is solely responsible for the payment of all federal and state taxes resulting from the receipt of the Award. The Company does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the Award.

(d) Grantee has been provided access via the Securities and Exchange Commission (the “Commission”) public website at www.sec.gov with access to copies of the Company’s Annual Report on Form 10-K for the period ended December 31, 2018, the Company’s Quarterly Report for the period ended September 30, 2019 and the Company’s other filings with the Commission (collectively, the “SEC Reports”), and represents and warrants that it has read and reviewed these reports (including the “Risk Factors” contained therein), together with the Company’s other filings with the Commission. No representations or warranties have been made to the Grantee by the Company or any of its officers, employees, agents, affiliates or subsidiaries, other than any representations contained herein and in the SEC Reports, and Grantee is not relying upon any representations other than any contained in the SEC Reports.

3. Miscellaneous.

(a) Amendment. The Company may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Grantee’s rights or entitlements with respect to the Award shall be effective without the prior written consent of the Grantee.

(b) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(c) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Broward County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

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(d) Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

(e) Notices and Addresses. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if provided), during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: 300 NW 25 Avenue, Suite 1, Pompano Beach, Florida 33069 to the attention of the Chief Executive Officer, with a copy to the Company’s counsel at Pearlman Law Group LLP, 200 South Andrews Avenue, Suite 901, Fort Lauderdale, Florida 33301, to the attention of Brian A. Pearlman, Esq., email: brian@pslawgroup.net. All communications to the Grantee shall be sent to the Grantee’s address as set forth in the books and records of the Company, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this section.

(f) Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses.

(g) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Florida without regard to choice of law considerations.

(h) Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

(k) Stop-Transfer Orders. The Grantee agrees that, in order to ensure compliance with the restrictions set forth in this Agreement, the Company may issue appropriate “stop transfer” instructions against the shares of Common Stock constituting the Award to its duly authorized transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any shares of the Company’s Common Stock that have been sold or otherwise transferred in violation of this Agreement or (ii) to treat the owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares of Common Stock shall have been so transferred.

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(l) Conformity to Securities Laws. The Grantee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Agreement shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(m) Role of Counsel. The Grantee acknowledges his understanding that this Agreement was prepared at the request of the Company by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Grantee in conjunction with this Agreement or any of the related transactions. The Grantee, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

Grantee:	Brownie’s Marine Group, Inc.

By:
Robert M. Carmichael, Chief Executive Officer

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